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                                                August 20, 1998

First Sierra Financial, Inc.
600 Travis Street, Suite 7050
Houston, TX 77002

     Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

     You have requested our opinion in connection with the above-referenced registration statement (the "Registration Statement"), under which certain stockholders of First Sierra Financial, Inc. (the "Company") intend to sell up to 4,188,054 shares of Common Stock, par value $.01 per share, of the Company (the "Shares").

     In arriving at the opinion expressed below, we have examined the Registration Statement and such other documents as we have deemed necessary to enable us to express the opinion hereinafter set forth. In addition, we have examined and relied, to the extent we deem proper, on certificates of officers of the Company as to factual matters, and on the originals or copies certified or otherwise identified to our satisfaction, of all such corporate records of the Company and such other instruments and certificates of public officials and other persons as we have deemed appropriate. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, the genuineness of all signatures on documents reviewed by us and the legal capacity of natural persons.

     Based upon and subject to the foregoing, we are of the opinion that (i) the Shares which are issued and outstanding on the date of this opinion have been duly authorized and validly issued and are fully paid and non-assessable, and (ii) the Shares to be issued after the date of this opinion in connection with the transactions described in the Registration Statement under "Selling Stockholders" will, when issued and delivered pursuant to and in accordance with the terms of the applicable definitive merger agreement described in the Registration Statement, be validly issued, fully paid and non-assessable.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                   Very truly yours,


                                   McDERMOTT, WILL & EMERY